Exhibit 99.1

HeartSciences Provides Business Update and Reports First Quarter Fiscal 2025 Financial Results

Southlake, TX, September 12, 2024 (GLOBE NEWSWIRE) -- Heart Test Laboratories, Inc. d/b/a HeartSciences (Nasdaq: HSCS; HSCSW) ("HeartSciences" or the "Company"), an artificial intelligence (AI)-powered medical technology company focused on transforming ECGs/EKGs to save lives through earlier detection of heart disease, today reported financial results for the first quarter fiscal 2025 ended July 31, 2024 and provided a business update.

First Fiscal Quarter 2025 Highlights:

During the first quarter of fiscal year 2025 (“Q1 FY2025”), HeartSciences has seen material progress for both its MyoVista wavECGTM device, MyoVista InsightsTM cloud-platform and associated first cloud-based AI-ECG algorithm. A summary of the main changes and business highlights during Q1 FY2025 include:

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HeartSciences is uniquely developing both cloud and device-based AI-ECG solutions, driving innovation in heart disease detection. This versatility will enable AI-ECG solutions to be provided across a wide range of healthcare settings, from large hospital systems to simple nurse-led mobile testing services.
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Cash and cash equivalents of $4.3 million and shareholder’s equity of $5.9 million. Subsequent to the quarter end, the Company further strengthened its balance sheet by extending its cash runway with the closing of $1.9 million, net proceeds, in non-dilutive financing through an 18-month loan note and the 12-month extension of a $500,000 loan note to September 2025.
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The MyoVista Insights AI-ECG algorithm cloud-platform (the “MyoVista Insights Platform”) is progressing well with the Phase 1 version on track to be completed by end of calendar year 2024. Pre-validation work on the first cloud-based algorithm, which will be a low ejection fraction (LVEF ≤ 40) algorithm licensed from Icahn School of Medicine at Mount Sinai, New York (Mount Sinai) is soon to be underway. Assuming this work is successful, FDA validation studies, expected to be conducted using retrospective data, would follow.
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Together, the MyoVista Insights Platform and low ejection fraction algorithm would form the software-based medical device for regulatory purposes. FDA submission is targeted for the second half of calendar year 2025.
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FDA 510(k) submission for the MyoVista® wavECG™ device remains on track for the first calendar quarter of 2025. The hardware and software issues are now believed to be resolved and work on the updated age-adjusted algorithm is nearing completion. Thereafter, a final FDA pre-submission meeting will take place to finalize the validation study reporting processes associated with the category outputs of the MyoVista® wavECG™. Patient recruitment and core-lab work for the MyoVista validation study has already been completed. Subject to and following a satisfactory pre-submission meeting, final FDA algorithm validation is expected to take place expeditiously.

Other notable highlights:

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Innovation Value Institute published analysis which demonstrated MyoVista® wavECG™’spotential to radically improve the cardiovascular pathway efficiency.

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HeartSciences selected to demonstrate MyoVista® wavECG™ at the United Nations General Assembly Digital Health Symposium at the end of September, as a technology to radically transform healthcare. This follows continued expansion of our key opinion leader network outside the U.S. and the reception of strong feedback from real world clinical use of a small number of MyoVista® wavECG™ devices which were placed in Europe.
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Continued material expansion of our IP with new patents granted, including notice of allowance from the United States Patent and Trademark Office for the detection of left ventricular (LV) and/or right ventricular (RV) dysfunction, using deep learning and a grant by the Indian Patent for our MyoVista Wavelet Technology.
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Launch of our new website at https://www.heartsciences.com

Management Commentary

“We made material progress on both the MyoVista Insights cloud-platform, its first related algorithm, and the MyoVista® wavECG™ device in recent months. We have also resolved some challenges and continue to focus on ensuring a robust financial position to capitalize on our opportunity to be a leader in what is set to become a $25 billion per year market. We are laying the long-term foundations to solve the diagnostic gap for the early detection of heart disease, which represents one of the most significant benefits for healthcare worldwide,” said Andrew Simpson, CEO of HeartSciences.

“Our team remains focused on getting through regulatory submission for the MyoVista® wavECG™ as quickly as practical, and we continue to work methodically and diligently to bring a successful conclusion to many years and several tens of millions of dollars of investment in R&D, clinical studies and regulatory work.”

“Feedback on our MyoVista Insights platform has been positive and work to bring forward the first of the Mount Sinai licensed algorithms is well underway. As a software based medical device many of the most time-consuming development and regulatory requirements associated with a hardware-based device are avoided.”

“We believe HeartSciences is uniquely positioned to bring forward both cloud-based and device-based AI-ECG solutions for the resting ECG, which is expected to provide significant competitive advantage. Engagement with key opinion leaders is more active, which bodes well for commercialization,” concluded Mr. Simpson.

First Quarter Fiscal 2025 Financial Results

There were no revenues during Q1 FY2025. As of July 31, 2024, cash and cash equivalents were approximately $4.3 million and shareholders’ equity was approximately $5.9 million. Subsequent to the quarter end, the Company further strengthened its balance sheet by extending its cash runway through the closing of $1.9 million, net proceeds, in non-dilutive financing through an 18-month loan note and the 12-month extension of a $500,000 loan note to September 2025. Complete financial results have been filed in the Company’s Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission and is available on the Company’s website.

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG's clinical utility. Millions of ECGs are performed every week and the Company's objective is to improve healthcare by making it a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences has one of the largest libraries of AI-ECG algorithms and intends to provide these AI-ECG algorithms on a device agnostic cloud-based solution as well as a low-cost ECG hardware platform. Working with clinical experts, HeartSciences ensures that all solutions are designed to work within existing clinical care pathways, making it easier for clinicians to use AI-ECG technology to improve their patient's care and lead to better outcomes. HeartSciences' first product candidate for FDA clearance, the MyoVista® wavECG™, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test.

For more information, please visit: https://www.heartsciences.com. X: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences' beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences' Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 29, 2024, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024, filed with the SEC on September 12, 2024 and in HeartSciences' other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts:

HeartSciences
Gene Gephart
+1-682-244-2578 Ext. 2024
info@heartsciences.com

Investors
Gilmartin Group
Vivian Cervantes
investorrelations@heartsciences.com